Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

November 19, 2013

Houghton Mifflin Harcourt Company

222 Berkeley Street

Boston, MA 02116

Ladies and Gentlemen:

We have acted as special counsel to Houghton Mifflin Harcourt Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 16,336,670 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), that are reserved for issuance under the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan (the “Plan”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Plan and the forms of award agreements (collectively, the “Agreements”) relating to the awards to acquire Shares granted under the Plan;

3. the Prepackaged Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code, dated May 11, 2012; and

4. Findings of Fact, Conclusions of Law, and Order (i) Approving the Debtors’ (a) Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, (b) Solicitation of Votes and Voting Procedures, and (c) Forms of Ballots; (ii) Confirming the Prepackaged Joint Plan of Reorganization of the Debtors under Chapter 11 of the Bankruptcy Code; and (iii) Authorizing the Conversion of the DIP Credit Facility into the Exit Facility, dated June 21, 2012.

In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including copies of the Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, and a copy of the Amended and Restated By-laws of the Company, certified by the Company as in effect on the date of this letter, and copies of certain resolutions of the board of directors of the Company and written consents of certain stockholders, certified by the Company, and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the representations and warranties of the Company made in the Documents as to factual matters and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated qualifications, we are of the opinion that, when issued in accordance with the terms of the Plan and any applicable Agreement under the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws, and the rules, regulations, orders and applicable judicial and regulatory determinations under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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